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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-48796, 333-63072, 333-63074, 333-103081 and 333-103082) of Versicor Inc. of our report dated February 21, 2003, except for the fourth paragraph of Note 1 and Note 13 as to which the date is February 28, 2003, relating to the financial statements, which appears in this Form 10-K/A.

/s/ PRICEWATERHOUSECOOPERS LLP
San Jose, California
February 28, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS